Exhibit 10.8
                        ALL AMERICAN SEMICONDUCTOR, INC.
                              AMENDED AND RESTATED
                   2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                   -------------------------------------------


         1. Purpose. ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation (the "Company"), hereby adopts the Amended and Restated 2000 Nonemployee Director Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain outstanding individuals to serve as members of the Board of Directors of the Company by providing such persons opportunities to acquire common stock, $.01 par value, of the Company ("Common Shares"), thereby strengthening the mutuality of interest between such persons and the Company's shareholders.

         2. Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of Seventy-Five Thousand (75,000) Common Shares, which may be authorized but unissued shares. Upon the lapse, expiration, termination or cancellation of any option granted under the Plan, all unissued shares subject to or reserved for such option may again be used for options thereafter granted under the Plan.

         3. Participation. Participation in the Plan is limited to members of the Board of Directors who are not salaried officers or employees of the Company or any of its direct or indirect subsidiaries (hereinafter sometimes referred to in the Plan as a "Nonemployee Director" or "Participant").

         4.       Options Granted under the Plan.
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                  A.       Existing Nonemployee Directors
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                           Effective on June 6, 2000 (the date the 2000
Nonemployee Director Stock Option Plan was originally approved by the shareholders of the Company), each of the then existing Nonemployee Directors (subject, however, as to any of them standing for re-election as a director at the meeting at which the Company's shareholders approved the Plan, to his re-election) was automatically awarded nonqualified stock options to purchase One Thousand Five Hundred (1,500) Common Shares.

                  B.       Other Nonemployee Directors
                           ---------------------------

                           Effective on the date of the initial election of a
Nonemployee Director to the Board of Directors (other than the existing Nonemployee Directors granted nonqualified stock options pursuant to paragraph
A. above), each such Nonemployee Director shall automatically be awarded nonqualified stock options to purchase at least One Thousand Five Hundred (1,500) Common Shares, but not to exceed a maximum of Fifteen Thousand (15,000) Common Shares (the "Initial Option"). The actual number of Common Shares subject to the nonqualified stock options comprising the Initial Option awarded to each Nonemployee Director pursuant to this Section 4 shall be determined by the Board of Directors as it shall deem
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necessary or advisable and in the best interests of the Company in order to attract and obtain outstanding and highly qualified candidates to serve on the Company's Board of Directors.

                  C.       Annual Grants
                           -------------

                           On the date of each annual meeting of the
shareholders of the Company (an "Annual Meeting") commencing with the annual meeting of shareholders of the Company to be held in 2001 (subject, however, as to any Nonemployee Director standing for re-election as a director at such Annual Meeting, to his re-election), each then existing Nonemployee Director shall automatically be awarded an additional nonqualified stock option (the "Additional Option") to purchase One Thousand (1,000) Common Shares; provided, however, that such Nonemployee Director shall not be awarded the Additional Option if such Nonemployee Director was awarded an Initial Option in the immediately preceding twelve (12) month period upon his or her initial election to the Board of Directors in accordance with the provisions of this Section 4.

                  D.       Stock Option Agreement
                           ----------------------

                           The Company is authorized to provide the Participant
with a stock option agreement consistent with the terms and provisions of the Plan.

         5. Option Exercise Price. Each option granted under the Plan shall be exercisable at an option price equal to one hundred (100%) percent of the Fair Market Value (as defined in Section 10 hereof) of the Common Shares on the date of the grant of such option hereunder.

         6. Limitations on Exercise. Any option granted under the Plan may be exercised (in accordance with the provisions of Section 7 hereof), in whole or in part, from time to time after the date granted, subject to the following limitations:

                  (a) No option granted hereunder may be exercised during the first year following the date such option is granted. On or after the first anniversary of the date the option is granted, such option may be exercised to the maximum cumulative extent of fifty (50%) percent of the total number of Common Shares subject to the option and, on or after the second anniversary of the date the option is granted, such option may be exercised to the maximum cumulative extent of one hundred (100%) percent of the total number of Common Shares subject to the option.

                  (b) Notwithstanding the limitations of Section 6(a) hereof, any option granted under the Plan shall become fully exercisable upon:

                           (i)      the death or Permanent Disability (as
hereinafter defined) of a Nonemployee Director while serving on the Board of Directors, or the Retirement (as hereinafter defined) of a Nonemployee Director; provided, however, that such death, Permanent Disability, or Retirement shall occur on or after the date such option is granted. For purposes of this Section 6, a Nonemployee Director shall be deemed to have a "Permanent Disability" if, in the reasonable judgment of the Board of Directors, the Nonemployee Director is unable, due to mental, emotional, or physical injury or illness, to perform the essential functions of his or her position as a member of the Board of Directors. For purposes of this Section 6, the term

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"Retirement" shall mean and refer to a Nonemployee Director's termination of service as a member of the Board of Directors after the age of seventy (70) years, or at any other time with the consent of the Board of Directors; or

                           (ii)     Any Change in Control (as hereinafter
defined) of the Company if such Change in Control occurs on or after the date such option is issued. A "Change in Control" shall be deemed to have occurred upon the happening of any of the following events: (A) the acquisition in one or more transactions by any "person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five (25%) percent or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"); provided, however, that for purposes hereof the Voting Securities acquired (by sale, merger, consolidation or in any other manner) from the Company by any person shall be excluded from the determination of such person's beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or (B) the individuals who, as of the date hereof, are members of the Board of Directors of the Company (the "Incumbent Board") shall cease for any reason to constitute more than one-half (1/2) of the members of the Board; provided, however, that, if the election, or nomination for election by the Company's shareholders of any new director is approved by a vote of more than one-half (1/2) of the members of the Incumbent Board, such new director shall, for purposes hereof, be considered as a member of the Incumbent Board; or
(C) approval by the shareholders of the Company of (i) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, more than one-half (1/2) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation (unless, however, the event described in subparagraph (B) above does not occur in connection therewith) or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; provided, however, that, notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because twenty-five (25%) percent or more of the then outstanding Voting Securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition or (3) Paul Goldberg and/or Bruce M. Goldberg and/or any member of his respective Immediate Family (as hereinafter defined) or any person or entity directly or indirectly controlled, under common control with or controlled by any, some or all of them, and (y) a Change in Control shall not be deemed to occur solely because any person or entity (the "Subject Person") acquired beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that, if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any

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additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. For purposes of this Section 6(b)(ii), the date of the Change in Control (the "Change in Control Date") shall be the later to occur of the closing date or the effective date (as the case may be) of the transaction or event resulting in the Change in Control; provided, however, that, notwithstanding the foregoing, the Change in Control Date solely for the event set forth in item (A) of this Section 6(b)(ii) shall be the date which is fifteen (15) business days after the occurrence of such event.

                 (c) Any option granted under the Plan may not be exercised after the earliest to occur of any of the following events:

                           (i)      more than ninety (90) days after the
termination of a Nonemployee Director's service as a member of the Board of Directors for any reason other than Retirement, Permanent Disability or death (and then only to the extent that such Nonemployee Director could have exercised such option on such date of termination);

                           (ii)     more than one hundred eighty (180) days
after the Retirement of a Nonemployee Director from the Board of Directors;

                           (iii)    more than one hundred eighty (180) days
after the Permanent Disability of a Nonemployee Director;

                           (iv)     more than twelve (12) months after the death
of a Nonemployee Director; or

                           (v)      more than ten (10) years after the date the
option is granted.

         7. Method and Time of Exercise: Delivery of Certificates. Any option granted under the Plan shall be deemed to be exercised on the date on which written notice of the exercise of such option is received by the Secretary of the Company at the Company's corporate headquarters. Such notice shall be accompanied by: (i) a check payable to the Company in the amount of the purchase price of the Common Shares to be purchased pursuant to the exercise of such option; (ii) the delivery of Common Shares which shall have been owned by the Participant for at least six (6) months whose Fair Market Value on the date of the exercise of such option equals the purchase price of the Common Shares to be purchased pursuant to the exercise of such option; or (iii) any combination of
(i) and (ii) resulting in the amount of the purchase price of the Common Shares to be purchased pursuant to the exercise of such option.

         8. Nontransferability. Any option granted under the Plan shall not be transferable other than as required by law, or by will or the laws of descent and distribution, or to the Participant's Immediate Family (as hereinafter defined), or to trusts, family partnerships, or other entities for the benefit of such persons (hereinafter such persons being collectively referred to in the Plan as "Permitted Transferees"), and shall be exercisable, during the Participant's lifetime, only by the Participant or the Participant's guardian or legal representative, unless transferred to a Permitted Transferee, in which case such option may be exercised by the Permitted Transferee. On and after the death of a Nonemployee Director, any outstanding option granted to such Participant may be exercised by his or her estate or the person to whom the option passes by will

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or the laws of descent and distribution or, if previously transferred to a
Permitted Transferee, by the Permitted Transferee, but only in accordance with the provisions of Section 6 and Section 7 hereof. For purposes of this Section 8, the term "Immediate Family" shall mean and refer to a Participant's spouse and lineal descendants.

         9. Other Provisions; Securities Registration. The grant of any option under the Plan may also be subject to such other provisions as counsel to the Company shall deem appropriate, including, without limitation, such provisions as may be necessary or appropriate to comply with federal or state securities laws and stock listing requirements.

         10. Definition of Fair Market Value. The term "Fair Market Value", as used in the Plan, shall mean, as of any date, the average of the "market price" of a Common Share for each of the seven (7) consecutive business days preceding such date. The "market price" on each such day shall be (i) if the Common Share is listed on a securities exchange (including The Nasdaq Stock Market), the closing sales price on such exchange on such day or, in the absence of reported sales on such day, the mean between the reported closing bid and asked prices on such exchange on such day, or (ii) if the Common Share is not listed on a securities exchange (including The Nasdaq Stock Market), the mean between the closing bid and asked prices as quoted by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for such day; provided, however, that if there are no such quotations or if it is determined that the fair market value is not properly reflected by such NASDAQ quotations or the Common Share is not traded on an exchange or over the counter, Fair Market Value shall be determined by such other method as the Board of Directors determines to be reasonable.

         11. Adjustment Provisions. If the Company shall at any time change the number of issued Common Shares without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under the Plan and the number of shares covered by each outstanding option and the exercise price thereunder shall be automatically adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed. If, during the term of any option granted under the Plan, the Common Shares shall be changed into another kind of stock, securities, cash or other property whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Board of Directors shall cause adequate provision to be made whereby the Participants shall thereafter be entitled to receive, upon the due exercise of any outstanding options, the stock, securities, cash or other property the Participants would have been entitled to receive immediately prior to the effective date of any such transaction for Common Shares which could have been acquired through the exercise of such options.

         12. Amendment or Discontinuation of Plan. The Board of Directors may amend, suspend or discontinue the Plan at any time, but no such action shall adversely affect any outstanding option granted hereunder; provided, however, that any such amendment shall be adopted subject to and conditioned upon obtaining the approval of the Company's shareholders if the amendment, without such subsequent approval of the Company's shareholders, (a) would result in the Plan losing its status as a protected plan under Rule 16b-3 (as then in effect) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (b) would violate the Exchange Act, or any other rules or regulations promulgated thereunder, or the rules of The

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Nasdaq Stock Market, Inc., or any other securities exchange on which the
Company's Common Shares are traded.

         13. Governing Law. The Plan, and the options granted hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws.

         14. Shareholder Approval. The Plan was originally adopted by the Board of Directors of the Company effective as of April 26, 2000 and was approved by the Company's shareholders on June 6, 2000. The Plan was amended by action taken by the Board of Directors of the Company on June 12, 2001, which was approved by the shareholders of the Company at the Company's annual meeting of shareholders held on August 22, 2001 to increase the number of Common Shares included in the options automatically granted to a Nonemployee Director on the date of each annual meeting of the Company's shareholders from 750 to 1,000. Accordingly, the Plan represents the original Plan as amended and restated through August 22, 2001.

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